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EXECUTION COPY

Exhibit 4(a)4
EXTENSION AGREEMENT

March 14, 2014

Citibank, N.A., as Administrative Agent under the Credit Agreement referred to below

Citibank, N.A.
1615 Brett Road, Building III
New Castle, Delaware 19720

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, dated as of March 9, 2012 (as supplemented by the Extension Agreement, dated as of March 1, 2013, the “Credit Agreement”), among Entergy Corporation, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Mizuho Bank, Ltd., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Union Bank, N.A., as LC Issuing Banks, and the other LC Issuing Banks party thereto, and (ii) the Borrower’s request, dated January 27, 2014, for an extension of the Termination Date to March 8, 2019 (the “Extension Request”). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

Solely in connection with the “Extension” (as defined in the Extension Request), each undersigned Lender agrees (i) to the “Extended Section 2.18 Dates” (as defined in the Extension Request and posted for the Lenders by the Administrative Agent on DebtDomain on or about February 6, 2014), and (ii) subject to the Administrative Agent’s receipt of the documents described in Section 2.18(c) of the Credit Agreement, to extend the Termination Date applicable to such Lender’s Commitment to March 8, 2019, such extension to be effective on the Extension Date as specified in the Extended Section 2.18 Dates.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. Except as specifically provided above, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects by the parties hereto, and (ii) the execution and delivery of this Extension Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement (other than the timing requirements of Section 2.18(b) relating to extension by Chang Hwa Commercial Bank Ltd, as a Lender, of its Existing Termination Date through March 9, 2018 and to March 8, 2019) or any Loan Documents. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature pages follow]

Extension Agreement (Entergy Corporation)

JPMORGAN CHASE BANK, N.A.

By: _____/s/ Bridget Killackey__________
Name: Bridget Killackey
Title: Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: _____/s/ Nick Schmiesing__________
Name: Nick Schmiesing
Title: Vice President

MIZUHO BANK, LTD.

By: _____/s/ Raymond Ventura__________
Name: Raymond Ventura
Title: Deputy General Manager

THE BANK OF NOVA SCOTIA

By: _____/s/ Thane Rattew__________
Name: Thane Rattew
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI, UFJ, LTD.

By: _____/s/ Chi-Cheng Chen__________
Name: Chi-Cheng Chen
Title: Vice President

UNION BANK, N.A.

By: _____/s/ Dennis Blank__________
Name: Dennis Blank
Title: Vice President

BARCLAYS BANK PLC

By: _____/s/ Noam Azachi__________
Name: Noam Azachi
Title: Vice President

Goldman Sachs Bank USA

By: _____/s/ Mark Walton__________
Name: Mark Walton
Title: Authorized Signatory

KEYBANK NATIONAL ASSOCIATION

By: _____/s/ Sukanya V. Raj__________
Name: Sukanya V. Raj
Title: Senior Vice President

MORGAN STANLEY BANK, N.A.

By: _____/s/ Michael King__________
Name: Michael King
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC

By: _____/s/ Tyler McCarthy_____
Name: Tyler McCarthy
Title: Director

BNP Paribas

By: ___/s/ Melissa Bailey__
Name: Melissa Bailey
Title: Director

BNP Paribas

By: __/s/ Roberto Impeduglia__
Name: Roberto Impeduglia
Title: Vice President

Bank of the West

By: _____/s/ Brad Conley_____
Name: Brad Conley
Title: VP

THE BANK OF NEW YORK MELLON

By: _____/s/ Hussam S. Alsahlani_____
Name: Hussam S. Alsahlani
Title: Vice President

COBANK, ACB

By: _____/s/ William C. Gallagher_____
Name: William C. Gallagher
Title: Vice President

BANK OF AMERICA, N.A.

By: _____/s/ Jerry Wells_____
Name: Jerry Wells
Title: Vice President

Canadian Imperial Bank of Commerce, New York Branch

By: ___/s/ Anju Abraham__
Name: Anju Abraham
Title: Authorized Signatory

By: __/s/ Robert W. Casey, Jr.__
Name: Robert Casey
Title: Authorized Signatory

Regions Bank

By: _____/s/ Scott Sarrat_____
Name: Scott Sarrat
Title: Senior Vice President

SUMITOMO MITSUI BANKING
CORPORATION

By: _____/s/ James D. Weinstein_____
Name: James D. Weinstein
Title: Managing Director

U.S. Bank National Association

By: _____/s/ Paul Morrison_____
Name: Paul Morrison
Title: SVP, Relationship Manager

SunTrust Bank

By: _____/s/ Andrew Johnson___
Name: Andrew Johnson
Title: Director

The Northern Trust Company

By: _____/s/ Sara E. Bravo_____
Name: Sara E. Bravo
Title: Vice President

Whitney Bank

By: _____/s/ Nicole Dugas_____
Name: Nicole Dugas
Title: Vice President

Capital One, National Association

By: _____/s/ Katherine G. Kay__
Name: Katherine G. Kay
Title: Senior Vice President

Taiwan Cooperative Bank, Los Angeles Branch

By: _____/s/ Roger Yang_____
Name: Roger Yang (Tai-Gai Yang)
Title: Manager

Bank Hapoalim B.M.

By: ___/s/ Helen M. Gateson__
Name: Helen M. Gateson
Title: Vice President

By: __/s/ Charles McLaughlin__
Name: Charles McLaughlin
Title: Senior Vice President

Chang Hwa Commercial Bank, Los Angeles Branch

By: ___/s/ Kang Yang__
Name: Kang Yang
Title: Vice President & General Manager

AGREED AND ACCEPTED:

ENTERGY CORPORATION

By: ___/s/ Steven C. McNeal____
Name: Steven C. McNeal
Title: Vice President and Treasurer

CITIBANK, N.A.,
as Administrative Agent, an LC Issuing Bank
and a Lender

By: ___/s/ Shannon Sweeney____
Name: Shannon Sweeney
Title: Vice President

Extension Agreement (Entergy Corporation)